O'MELVENY & MYERS LLP
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                                                                OUR FILE NUMBER
                                                                    020,727-999
October 28, 2002



Amerigon Incorporated
5462 Irwindale Avenue
Irwindale, CA 91706

            RE: REGISTRATION OF SECURITIES OF AMERIGON INCORPORATED
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Ladies and Gentlemen:

      At your request, we have examined the Registration Statement (the "Registration Statement") on Form S-8 of Amerigon Incorporated, a California corporation (the "Company"), in connection with the registration under the Securities Act of 1933 of 500,000 shares of Common Stock of the Company, no par value per share (the "Shares"), to be issued pursuant to the Amerigon Incorporated 1997 Stock Incentive Plan, as amended and restated (the "Plan").

      Subject to certain proposed additional proceedings being taken as contemplated by the Plan and the Registration Statement prior to the issuance and sale of the Shares, we are of the opinion that the Shares will be duly authorized by all necessary corporate action on the part of the Company and, upon payment for and delivery of the Shares as contemplated by the Plan and the Registration Statement and the countersigning of any certificates representing the Shares by a duly authorized signatory of the registrar for the Company's Common Stock, the Shares will be validly issued, fully paid and non-assessable.

      We consent to your filing of this opinion as an exhibit to the Registration Statement.

                                          Respectfully submitted,


                                          /s/ O'MELVENY & MYERS LLP